Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2011 Share Incentive Plan of 500.com Limited of our report dated April 26, 2013, with respect to the consolidated financial statements of 500.com Limited included in its Prospectus dated November 22, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Ernst & Young Hua Ming LLP
Shenzhen, the People’s Republic of China
January 21, 2014